Exhibit 1.4

ADDITIONAL PROGRAM ADDENDUM TO STRATEGY OMNIBUS SALES AGREEMENT

March 23, 2026

Reference is made to the Omnibus Sales Agreement (as it may be amended from time to time, the “Omnibus Sales Agreement”), dated as of November 4, 2025, originally between Strategy Inc (formerly MicroStrategy Incorporated), a Delaware corporation (the “Company”), and the Agents identified therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Omnibus Sales Agreement.

WHEREAS, pursuant to Section 8(i) of the Omnibus Sales Agreement, the Company wishes to enter into an additional at the market program with respect to sales of certain Shares (the “Additional Program”) under such Omnibus Sales Agreement;

NOW, THEREFORE, the Company and the Agents hereby agree, with respect to the specific terms that will apply to the Additional Program, as follows:

Issuer	Strategy Inc (formerly MicroStrategy Incorporated).

Shares Offered	Class A common stock, $0.001 par value per share, of the Issuer (the “Common Shares”).

Amount Offered	Common Shares with an aggregate sale price of up to the Maximum Program Amount with respect to the Additional Program.

Survival	This Additional Program Addendum does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Omnibus Sales Agreement.

Governing Law	This Additional Program Addendum and any claim, controversy or dispute arising under or related to this Addendum Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Counterparts	This Additional Program Addendum may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Additional Program Addendum as of the date first above written.

By:	STRATEGY INC

By:	/s/ Andrew Kang
Name: Andrew Kang
Title: Executive Vice President & Chief Financial Officer

By:	TD SECURITIES (USA) LLC
As Agent

/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

By:	THE BENCHMARK COMPANY, LLC
As Agent

/s/ John J. Borer III
Name: John J. Borer III
Title: Senior Managing Director

By:	STONEX FINANCIAL INC.
As Agent

/s/ Anthony Di Ciollo
Name: Anthony Di Ciollo
Title: President

By:	A.G.P./ALLIANCE GLOBAL PARTNERS
As Agent

/s/ Thomas J. Higgins
Name: Thomas J. Higgins
Title: Managing Director

By:	BARCLAYS CAPITAL INC.
As Agent

/s/ Jamie Turturici
Name: Jamie Turturici
Title: Managing Director, Head of Technology ECM

By:	BTIG, LLC
As Agent

/s/ Alex Alden
Name: Alex Alden
Title: Managing Director

By:	CANACCORD GENUITY LLC
As Agent

/s/ Jason Partenza
Name: Jason Partenza
Title: Managing Director

By:	CANTOR FITZGERALD & CO.
As Agent

/s/ Sameer Vasudev
Name: Sameer Vasudev
Title: Managing Director

By:	CLEAR STREET LLC
As Agent

/s/ Ryan Gerety
Name: Ryan Gerety
Title: Managing Director

By:	COMPASS POINT RESEARCH & TRADING, LLC
As Agent

/s/ Christopher Nealon
Name: Christopher Nealon
Title: President & COO

By:	H.C. WAINWRIGHT & CO., LLC
As Agent

/s/ Edward D. Silvera
Name: Edward D. Silvera
Title: Co-Chief Executive Officer

By:	KEEFE, BRUYETTE & WOODS, INC.
As Agent

/s/ Ruben Sahakyan
Name: Ruben Sahakyan
Title: Managing Director

By:	MAXIM GROUP LLC
As Agent

/s/ Ritesh M. Veera
Name: Ritesh M. Veera
Title: Co-Head, Investment Banking

By:	MOELIS & COMPANY LLC
As Agent

/s/ Steven R. Halperin
Name: Steven R. Halperin
Title: Managing Director

By:	MIZUHO SECURITIES USA LLC
As Agent

/s/ Mariano Gaut
Name: Mariano Gaut
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC
As Agent

/s/ Joel Carter
Name: Joel Carter
Title: Managing Director

By:	SANTANDER US CAPITAL MARKETS LLC
As Agent

/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

/s/ Robert Torres
Name: Robert Torres
Title: Executive Director

By:	SG AMERICAS SECURITIES LLC
As Agent

/s/ Jonathan Weinberger
Name: Jonathan Weinberger
Title: Managing Director

By:	TCBI SECURITIES, INC., DOING BUSINESS AS TEXAS CAPITAL SECURITIES
As Agent

/s/ Jon Merriman
Name: Jon Merriman
Title: Head of Equities